Exhibit 99.1

Pixelworks Implements Restructuring to Accelerate Achievement of Cash Flow Breakeven

Announces Preliminary First Quarter 2016 Revenue of $11.1 Million

San Jose, CA, April 7, 2016 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology, today announced a restructuring to streamline its product offerings and organization, including an approximately 24% reduction in workforce, in the areas of development, operations, sales and marketing. Pixelworks expects the restructuring to result in annualized savings of at least $5.0 million.

Stephen Domenik, Pixelworks’ interim CEO, commented, “The purpose of today’s announced restructuring is twofold: the first objective being to streamline the organization and our offerings, while also intensifying the Company’s focus and resources on opportunities with the largest potential impact. We remain fully committed to executing on our mobile strategy and maintaining our existing projector business. The actions we have taken today will provide for a significantly more optimized and targeted approach in each business going forward.”

“The second objective of today’s restructuring and workforce reduction is to more appropriately align the Company’s expenses with current revenue levels,” continued Mr. Domenik. “More specifically, we expect that our improved cost structure combined with revenue growth for the balance of the year will enable the Company to achieve cash flow breakeven by the fourth quarter. Collectively, I strongly believe these two objectives are essential to Pixelworks’ future success as well as generating the greatest value for its shareholders.”

The Company expects to incur total charges of approximately $4.4 million related to asset disposal costs and employee severance and benefits, which will largely be recorded in the first quarter of 2016. Pixelworks expects the restructuring to be substantially completed by the end of its third quarter ending September 30, 2016.

Preliminary First Quarter 2016 Results
The Company also reported preliminary first quarter 2016 results with revenue of approximately $11.1 million. First quarter GAAP net loss per share excluding anticipated charges of $4.2 million, or $0.15 per share, is expected to be within the Company’s original quarterly guidance range of a net loss between $0.16 and $0.23 per share. The Company notes, these results are preliminary and subject to adjustment during the standard accounting close process.

Pixelworks will report its complete first quarter 2016 results and provide additional details related to today’s announcement as part of its quarterly earnings conference call, which is currently scheduled for Thursday, April 28th at 2:00 p.m. Pacific Time.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” and similar terms or the negative of such terms, and include, without limitation, the restructuring and reduction in workforce and the impact thereof, the charges and cash expenditures and timing related thereto, the annual savings as a result of the restructuring and the effect on the Company’s strategy, business and approach, the Company’s expectations regarding the achievement of cash flow breakeven and the timing thereof, and the preliminary first quarter 2016 results, including revenue and GAAP net loss per share. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: whether the Company will be able to implement the restructuring program as planned, whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's estimates and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or within the timeframe expected; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2015 as well as subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and Pixelworks does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Company Contact:
Pixelworks, Inc.
Steven Moore, +1-408-200-9221
smoore@pixelworks.com

Investor Contact:
Shelton Group
Brett L Perry, +1-214-272-0070
bperry@sheltongroup.com